EXHIBIT 10.29
HERITAGE-CRYSTAL CLEAN, INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2008

CERTIFICATE
     I hereby certify that the attached document is the official version of the Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan of 2008 adopted by the Board of Directors of the Corporation by resolution dated                      and subsequently finalized by the duly authorized officers of the Corporation effective as of                     .
     Dated this     day of                     , 2008.

HERITAGE CRYSTAL-CLEAN, INC.

By

Its

HERITAGE-CRYSTAL CLEAN, INC.
EMPLOYEE STOCK PURCHASE PLAN OF 2008
     1. Purpose. The Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan of 2008 provides eligible employees of Heritage-Crystal Clean, Inc., and its Participating Subsidiaries an opportunity to purchase common stock of the Corporation through payroll deductions on an after-tax basis. The Plan is intended to qualify for favorable tax treatment under section 423 of the Internal Revenue Code of 1986, as amended.
     2. Definitions. Where the context of the Plan permits, words in the masculine gender shall include the feminine gender, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
(a)	Administrator means Chief Accounting Officer of the Corporation or such independent third party administrator as the Corporation may engage to administer the Plan.

(b)	Authorization Form means a payroll deduction form which authorizes payroll deductions from a Participant’s Basic Pay and evidences the Participant’s membership in the Plan. An Authorization Form may be completed in such written or electronic form as the Committee in its discretion shall determine.

(c)	Basic Pay means, in relation to a Participant for a payroll period, the Participant’s regular compensation earned during such payroll period, before any deductions or withholding, but excluding overtime, bonuses, amounts paid as reimbursement of expenses (including those paid as part of commissions) and any other additional compensation.

(d)	Board means the Board of Directors of the Corporation.

(e)	Committee means the Compensation Committee of the Board.

(f)	Corporation means Heritage-Crystal Clean, Inc., a Delaware corporation, or any successor thereto.

(g)	Eligible Employee is defined in Section 4 below.

(h)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(i)	Exercise Date with respect to any Offering Period means the Grant Date of the immediately following Offering Period.

(j)	Exercise Price with respect to any Offering Period means an amount established by the Committee prior to the Offering Period which amount shall in no event be less than 95% of the Fair Market Value of Shares on the Offering Period’s Exercise Date.

(k)	Fair Market Value of a Share on any date shall be the closing price of the Corporation’s Stock as reported on the Nasdaq for such date.

(l)	Grant Date means the first Monday of each Offering Period on which sales of the Corporation’s Shares are reported on the Nasdaq or if no Shares are sold on that Monday, then on the next succeeding day on which there is a sale.

(m)	Nasdaq means the Nasdaq Global Market.

(n)	Offering Period means a three-month period beginning on the first Monday of each January (except for 2008, which begins on the first Monday of February), April, July, and October, respectively, (or such alternative four months in a cycle of three-month intervals as the Committee may establish in its discretion), and ending on the last business day before the first Monday of the succeeding three-month period. If no Shares are sold on what would otherwise be the first Monday of an Offering Period, then that Offering Period shall commence on the next succeeding day on which there is a sale, and the immediately preceding Offering Period shall end on the last business day before the date on which there is a sale. Notwithstanding the definition of Offering Period, the Initial Offering Period means the two-month period commencing on the first Monday of February and ending on the last business day before the first Monday of the next following regular Offering Period under the Plan.

(o)	Participant means an Eligible Employee who has completed an Authorization Form and who continues to make contributions to the Plan, or who no longer contributes to the Plan, but has Shares still held by the Administrator in accordance with this Plan.

(p)	Participating Subsidiaries means Limited Liability Corporations, 50% or more of each class of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Corporation, which are authorized by the Corporation to participate in the Plan and which have agreed to participate.

(q)	Plan means the Heritage-Crystal Clean, Inc. Employee Stock Purchase Plan of 2008, as amended from time to time.

(r)	Plan Account means a payroll deduction account maintained by the Committee for each Participant to which shall be credited all payroll deductions and from which shall be deducted amounts charged for the purchase of Shares hereunder and withdrawals.

(s)	Shares mean shares of Heritage-Crystal Clean, Inc. common stock, par value $.01 per share.
     3. Shares Subject to the Plan. There is hereby reserved for issuance under the Plan an aggregate of 100,000 Shares. Available Shares shall be from such authorized but un-issued Shares or from Shares reacquired from time to time.
     4. Eligible Employees. All employees of the Corporation or any of its Participating Subsidiaries shall be eligible to participate in the Plan, except employees whose customary employment is 20 hours or less per week or not more than five months in any calendar year, or who, immediately after any Grant Date, own 5% or more of the total combined voting power or value of all classes of stock of the Corporation or any Participating Subsidiary.
     5. Participation in the Plan. An Eligible Employee may voluntarily participate in the Plan by completing and filing with the appropriate payroll office an Authorization Form during any Plan enrollment period, as such enrollment periods may be established by the Committee. Such Authorization Form may authorize payroll deductions from the employee’s Basic Pay, or some other means of contributions received from employees.
     6. Contributions. The Committee, in its discretion, may establish a minimum deduction per payroll period. A Participant’s deductions will commence as soon as administratively possible during the next succeeding Offering Period after the Participant’s Authorization Form is filed and recorded in the appropriate payroll office. Such deductions shall continue until the Participant terminates participation in the Plan or until the Plan is terminated. Subject to the minimum and maximum deductions set forth in the Plan, a Participant may change the amount of his or her payroll deduction no more than twice in each calendar year by filing a new Authorization Form with the appropriate payroll office. The change shall not become effective earlier than the first payroll period in the next succeeding Offering Period after the Authorization Form is received and recorded by the appropriate payroll office. Payroll deductions will be held in the Corporation or Participating Subsidiary’s general accounts until the end of the Offering Period at which time they will be applied solely for the purchase of Shares under the Plan. Participants will receive periodic statements of their Plan Account balance.

     7. Purchase Price. The purchase price of the Shares shall be the Exercise Price as defined herein.
     8. Number of Shares Purchasable. No Participant may be permitted to acquire more than $25,000 worth of Shares under the Plan per year. This limit shall be monitored by the Committee or its delegate(s).
     9. Plan Accounts/Shares Acquired. Participating Subsidiaries shall maintain Plan Accounts for Participants, where applicable. Shares purchased pursuant to the Plan shall be recorded on the stock transfer records of the Corporation.
     10. Share Purchases. On each Exercise Date, each Participant’s Plan Account shall be charged for the amount of the Shares to be purchased on that date. The number of Shares to be purchased on an Exercise Date shall be determined by dividing the balance of the Participant’s Plan Account (including any balance in the Participant’s Plan Account after the immediately prior Exercise Date) by the Exercise Price, and then rounding downward to the nearest whole Share. No fractional Shares shall be purchased, and any balance remaining in the Participant’s Plan Account after the Shares have been purchased on the Exercise Date shall be carried forward to the next succeeding Offering Period. As soon as practicable after the Exercise Date, a statement shall be delivered to the Participant which shall include the number of Shares purchased on the Exercise Date and the aggregate number of Shares purchased on behalf of such Participant under the Plan.
     11. Termination of Participation. A Participant, at any time and for any reason, may voluntarily terminate participation in the Plan by notification of withdrawal delivered to the appropriate office pursuant to administrative rules established by the Committee. A Participant’s participation in the Plan shall be involuntarily terminated by his/her employer upon termination of employment for any reason, or upon the Participant no longer being eligible for participation. In the event of a Participant’s voluntary or involuntary termination of participation in the Plan, no payroll deduction shall be taken from any pay due thereafter; and the balance in the Participant’s Plan Account shall be paid either to the Participant or the

Participant’s estate. Except as provided above, a Participant may not withdraw any credit balance in the Participant’s Plan Account, in whole or in part.
     12. Ceasing Contributions/Rights of Participants Who Leave Service. A Participant whose participation in the Plan has terminated (either upon the Participant’s request or upon the Participant’s termination of employment for any reason) may not rejoin the Plan until the third succeeding enrollment period following the date of such termination.
     13. Rights as a Stockholder. Except as provided in Section 14, none of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under the Plan unless and until a statement representing such Shares shall have been issued to the Participant.
     14. Dividends. Cash dividends on Shares acquired under the Plan will accrue to Participants in the same manner as for other shareholders. Participants shall be invited to enroll in the Corporation’s automatic dividend reinvestment plan.
     15. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent, and are exercisable during the Participant’s lifetime only by the Participant.
     16. Application of Funds. All funds received or held by the Corporation under the Plan may be used for any corporate purposes.
     17. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the number of Shares authorized for issuance under the Plan shall be increased proportionately, and such equitable adjustments shall be made by the Committee. In the event of any other change affecting the Corporation’s common stock, such equitable adjustment shall be made by the Committee to give proper effect to such event.
     18. Administration of Plans.

     (a) The Plan shall be administered by the Committee. The Committee shall have authority to make rules and regulations for the administration of the Plan including when and how purchases shall be made, and its interpretations and decisions with regard thereto shall be final and conclusive. The Committee shall have authority to delegate its ministerial tasks hereunder to the Corporation’s Human Resources Department and the Human Resources Departments of Participating Subsidiaries which employ Participants. The Committee (or its delegate(s)) will be responsible for:
(i)	administering the Plan in unison with the Administrator and the Corporation;

(ii)	informing Participants of the current market price of the Shares upon request;

(iii)	informing Participants of the Exercise Price for each Offering Period;

(iv)	informing Eligible Employees about the Plan, making deductions from Basic Pay, and maintaining Participants’ Plan Accounts; and

(v)	obtaining information from the Administrator needed by the Corporation or Participating Subsidiaries in order to comply with any applicable reporting and withholding requirements.
(b) The Administrator will be responsible for:
(i)	holding the Shares in trust in a book account;

(ii)	maintaining all relevant records and issuing documents required for tax purposes by the Corporation, the Participating Subsidiaries and Participants;

(iii)	providing quarterly statements and other documents as required to the Participating Subsidiaries for distribution to Participants; and

(iv)	providing management information reports to the Committee and Participating Subsidiaries.
     19. Amendments to Plans. The Board or any person or persons authorized by the Board, at any time, or from time to time, may amend, suspend, or terminate the Plan subject to any stockholder approval needed to comply with the requirements of the Securities and Exchange Commission, the Internal Revenue Code and the rules of the exchange upon which our common stock is listed, provided, however, that except to conform the Plan to the requirements of local legislation, no amendment may be made and no suspension or termination may take effect in respect of rights already accrued to a Participant as a holder of Shares.
     20. Termination. The Plan shall terminate upon the earlier of the date it is terminated by the Board and the date that no more Shares remain to be acquired under the Plan. Upon the termination of the Plan, all remaining credit balances from authorized payroll deductions in Participants’ Plan Accounts shall be returned to such Participants.
     21. Governmental Regulations. The Corporation’s obligation to sell and deliver Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock. The Plan shall be suspended and become inoperative with respect to Shares not theretofore optioned under the Plan during any period in which no registration statement or amendment thereto under the Securities Act of 1933, as amended, is in effect with respect to the Shares so remaining to be purchased under the Plan.
     22. Contracts of Employment and Other Employment Rights. The Plan may be terminated at any time at the discretion of the Corporation and no compensation will be due to a Participant as a result. Neither the value of the Shares nor the discount derived from the Purchase Price shall be added to a Participant’s income for the purpose of calculating any employee benefits. No additional rights arise to a Participant as a result of participating in the Plan or the opportunity to participate. Participation in the Plan does not confer on any Participant any right to future employment. Participation in the Plan is at the discretion of Eligible Employees. No representation or warranty is given by the Corporation or Participating

Subsidiaries as to the present or future benefit of participation in the US Program. If a Corporation or a Participating Subsidiary ceases participation in the Plan or the Corporation ceases operation of the Plan, employees will have no right or action against the Participating Subsidiary, the Committee or the Corporation for such termination.
     23. Governing Law. This agreement and any controversy arising out of or relating to this agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof. To the extend not preempted by ERISA, all other matters shall be governed by and construed in accordance with the internal laws of Illinois without regard to any state’s conflict of law principles. Any legal action related to this Plan shall be brought only in a federal or state court located in Illinois.
     24. Stockholder Approval. This Plan shall be effective as of the date approved by the shareholders of the Corporation.

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